   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2000

                                           REGISTRATION STATEMENT NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            ZOLL MEDICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    MASSACHUSETTS                                          04-2711626
            (STATE OR OTHER JURISDICTION                                (I.R.S. EMPLOYER
          OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                                32 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 229-0020
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                               RICHARD A. PACKER
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            ZOLL MEDICAL CORPORATION
                                32 SECOND AVENUE
                              BURLINGTON, MA 01803
                                 (781) 229-0020
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

               RAYMOND C. ZEMLIN, P.C.                                    JOHN W. WHITE
             GOODWIN, PROCTER & HOAR LLP                             CRAVATH, SWAINE & MOORE
                   EXCHANGE PLACE                                       825 EIGHTH AVENUE
          BOSTON, MASSACHUSETTS 02109-2881                             NEW YORK, NY 10013
                   (617) 570-1000                                        (212) 474-1000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] File No. 333-94793

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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                                                                  PROPOSED MAXIMUM        PROPOSED MAXIMUM
                                               AMOUNT TO BE        OFFERING PRICE             AGGREGATE            AMOUNT OF
      TITLE OF SHARES BEING REGISTERED         REGISTERED(1)        PER SHARE(2)           OFFERING PRICE      REGISTRATION FEE
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
Common Stock, par value $.02 per share(3)...      115,000              $41.75                $4,801,250             $1,268
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

(1) Includes 15,000 shares of common stock which the Underwriters have the option to purchase solely to cover over-allotments, if any.

(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average high and low trading prices of the common stock, as reported on the Nasdaq National Market, on February 22, 2000.

(3) This Registration Statement also relates to the rights to purchase shares of Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of June 8, 1998. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred with and only with such Common Stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the Common Stock.

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

                                EXPLANATORY NOTE

     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $.02 per share, of ZOLL Medical Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended ("Rule 462(b)"). Pursuant to Rule 462(b), the contents of the registration statement of the Company (File No. 333-94793), as amended, which was declared effective on February 22, 2000 (the "Earlier Registration Statement"), including the exhibits thereto, are incorporated by reference into this registration statement. The form of prospectus contained in such Earlier Registration Statement will reflect the aggregate amount of securities registered in this Registration Statement and the Earlier Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, The Commonwealth of Massachusetts on February 22, 2000.

                                          ZOLL MEDICAL CORPORATION

                                          By:     /s/ RICHARD A. PACKER
                                            ------------------------------------
                                              Richard A. Packer
                                              Chief Executive Officer and
                                              President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                                      CAPACITY                     DATE
---------                                                      --------                     ----
               /s/ RICHARD A. PACKER                 Chief Executive Officer,         February 22, 2000
---------------------------------------------------  President and Director
                 Richard A. Packer                   (Principal Executive Officer)

               /s/ A. ERNEST WHITON                  Chief Financial Officer          February 22, 2000
---------------------------------------------------  (Principal Financial and
                 A. Ernest Whiton                    Accounting Officer)

*                                                    Director                         February 22, 2000
---------------------------------------------------
Willard M. Bright

*                                                    Director                         February 22, 2000
---------------------------------------------------
Thomas M. Claflin, II

*                                                    Director                         February 22, 2000
---------------------------------------------------
James W. Biondi

*                                                    Director                         February 22, 2000
---------------------------------------------------
M. Stephen Heilman

*                                                    Director                         February 22, 2000
---------------------------------------------------
Daniel M. Mulvena

                                                     Director                         February 22, 2000
---------------------------------------------------
Benson F. Smith

              * /s/ A. ERNEST WHITON
---------------------------------------------------
        A. Ernest Whiton, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
   5.1    Opinion of Goodwin, Procter & Hoar LLP as to the validity of the shares of common stock being offered.
  23.1    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit
          5.1 hereto).
  23.2    Consent of Ernst & Young LLP.
  24.1*   Powers of Attorney.

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* Incorporated by reference to the registrant's registration statement filed on
  Form S-3, File No. 333-94793.